UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookfield DTLA Fund Office Trust Investor Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-2616226
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor New York, New York	10281
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ❑

Securities Act registration statement file number to which this form relates: 333-189273

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of the Registrant's Securities to Be Registered.

This registration statement relates to the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”). Reference is made to the information set forth under the caption “Description of the Company Series A Preferred Stock” in the Prospectus constituting a part of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-189273), which information is incorporated herein by reference. Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of Brookfield DTLA Fund Office Trust Investor Inc.

3.2*	Bylaws of Brookfield DTLA Fund Office Trust Investor Inc.

3.3*	Articles Supplementary of Brookfield DTLA Fund Office Trust Investor Inc. 7.625% Series A Cumulative Redeemable Preferred Stock

* Incorporated by reference from the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 12, 2013 (File No. 333-189273).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 15, 2013	Brookfield DTLA Fund Office Trust Investor Inc.

By: /s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Incorporation of Brookfield DTLA Fund Office Trust Investor Inc.

3.2*	Bylaws of Brookfield DTLA Fund Office Trust Investor Inc.

3.3*	Articles Supplementary of Brookfield DTLA Fund Office Trust Investor Inc. 7.625% Series A Cumulative Redeemable Preferred Stock

* Incorporated by reference from the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 12, 2013 (File No. 333-189273).